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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the inclusion in this registration statement on Form S-1 of HomeCom Communications, Inc. of our report, dated March 2, 1999, on our audits of the financial statements of FIMI Securities, Inc. We also consent to the reference to our firm under the caption "Experts."


Andrew Shebay & Company, PLLC
Houston, Texas
October 26, 1999